EXHIBIT 10.1

                               GLOBAL SOURCES LTD.
                                  Canon's Court
                               22 Victoria Street
                             Hamilton HM 12, Bermuda

                                 --------------

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                             To Be Held May 9, 2005

                                 --------------

To Our Shareholders:

      NOTICE IS HEREBY given that a general meeting of the shareholders of Global Sources Ltd. (the "Company") will be held on May 9, 2005 at The Ritz Carlton, Hong Kong, Chater Room II, Function Room Level B1, 3 Connaught Road, Central, Hong Kong, S.A.R., People's Republic of China, at 11:00 a.m., local time, for the following purposes:

      1) To re-elect Mr. David F. Jones, a member of the Board of Directors (the "Board") who is retiring by rotation and, being eligible, offering himself for re-election;

      2) To re-elect Mr. James Watkins, a Casual Director, who was appointed on February 28, 2005, to serve as a member of the Board;

      3)    To fix the number of Directors that comprise the whole Board at nine
            (9) persons, declare any vacancies on the Board to be casual vacancies and authorize the Board to fill these vacancies on the Board as and when it deems fit; and

      4) To re-appoint Ernst & Young as the Company's independent auditors until the next annual general meeting.

      The foregoing matters are described more fully in the accompanying Proxy Statement. While this Notice and Proxy Statement and the enclosed form of proxy are being sent only to shareholders of record and beneficial owners of whom the Company is aware as of March 25, 2005, all shareholders of the Company of record on the date of the meeting are entitled to attend the Annual General Meeting. The Company's audited financial statements for the year ended December 31, 2004 are included with the mailing of this Notice and Proxy Statement.

      We hope you will be represented at the Annual General Meeting by signing, dating and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important - as is the vote of every shareholder - and the Board appreciates the cooperation of shareholders in directing proxies to vote at the Annual General Meeting.

      Your proxy may be revoked at any time by following the procedures set forth in the accompanying Proxy Statement, and the giving of your proxy will not affect your right to vote in person if you attend the Annual General Meeting.

                                              By order of the Board of Directors


                                              Nguyen Thuy-chi,
                                              Secretary

DATED: April 8, 2005
Hamilton, Bermuda

                               GLOBAL SOURCES LTD.
                                  Canon's Court
                               22 Victoria Street
                             Hamilton HM 12, Bermuda

                                 PROXY STATEMENT
                 For the Annual General Meeting of Shareholders
                                   May 9, 2005

      This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of GLOBAL SOURCES LTD., a Bermuda corporation (the "Company"), for use at the annual general meeting of shareholders of the Company to be held at The Ritz Carlton, Hong Kong, Chater Room II, Function Room Level B1, Connaught Road, Central, Hong Kong, S.A.R. China, on May 9, 2005 at 11:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual General Meeting"). Unless the context otherwise requires, references to the Company includes Global Sources Ltd. and its subsidiaries. The proxy is revocable by (i) filing a written revocation with the Secretary of the Company prior to the voting of such proxy,
(ii) giving a later dated proxy, or (iii) attending the Annual General Meeting and voting in person. Shares represented by all properly executed proxies received prior to the Annual General Meeting will be voted at the meeting in the manner specified by the holders thereof. Proxies that do not contain voting instructions will be voted (i) FOR re-electing Mr. David F. Jones, a Director retiring by rotation; (ii) FOR the re-election of Mr. James Watkins as a Director; (iii) FOR fixing the number of Directors that comprise the whole Board at nine (9), declaring any vacancies on the Board to be casual vacancies and authorizing the Board to fill these vacancies on the Board as and when it deems fit; and (iv) FOR re-appointing Ernst & Young as the Company's independent auditors until the next annual general meeting. In accordance with Section 84 of the Companies Act 1981 of Bermuda, the audited financial statements of the Company for the period from January 1, 2004 to December 31, 2004, enclosed herewith, will be presented at the Annual General Meeting. These statements have been approved by the Board of the Company. There is no requirement under Bermuda law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

      The Board has established March 25, 2005 as the date used to determine those record holders and beneficial owners of common shares, US$.01 par value per share (the "Common Shares"), to whom notice of the Annual General Meeting will be sent (the "Record Date"). On the Record Date, there were 31,957,194 Common Shares outstanding. The holders of the Common Shares are entitled to one vote for each Common Share held. On February 28, 2005, the Board approved a one-for-ten share dividend to be paid to all shareholders of record at March 4, 2005, which shares were issued on April 1, 2005. All information in this proxy statement regarding share ownership speaks as of the Record Date and does not include such bonus shares issued after such date. The presence, in person or by proxy, at the Annual General Meeting of at least two (2) shareholders entitled to vote representing more than 50% of the outstanding Common Shares as of the Record Date is necessary to constitute a quorum at the Annual General Meeting. All matters presented at the Annual General Meeting require approval by a simple majority of votes cast at the meeting. Only votes for or against a proposal count. Votes which are withheld from voting on a proposal will be excluded entirely and will have no effect in determining the quorum or the majority of votes cast. Abstentions and broker non-votes count for quorum purposes only and not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal. Brokers that do not receive instructions are entitled to vote on the election of Directors and the re-appointment of the auditors.

      This Notice, Proxy Statement and enclosed form of proxy are first being mailed on or about April 8, 2005.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information concerning beneficial ownership of Common Shares of the Company outstanding at March 25, 2005 (i) by each person known by the Company to be the beneficial owner of more than five percent of its outstanding Common Shares, (ii) by each Director (and Director nominee) and executive officer of the Company and (iii) by all Directors and executive officers of the Company as a group. Unless otherwise indicated, the address of all Directors and officers is: 22nd Floor, Vita Tower, 29 Wong Chuk Hang Road, Aberdeen, Hong Kong.

                                                                                                  PERCENTAGE
                                                                       SHARES BENEFICIALLY            OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                       OWNED                 CLASS(2)
---------------------------------------                                -------------------        ----------
Hung Lay Si Co. Ltd.............................................          2,605,082 (3)(4)           8.2%
   P.O. Box 219GT,
   British American Centre
   Georgetown, Cayman Islands

Appleby Trust (Bermuda) Ltd.....................................          2,229,214 (5)              7.0%
   Argyle House
   41 Cedar Avenue
   P.O. Box HM 1179
   Hamilton HM EX
   Bermuda

Merle A. Hinrichs...............................................         19,464,771 (4)             61.0%
   23/F, Vita Tower
   29 Wong Chuk Hang Road
   Hong Kong

Jeffrey J. Steiner..............................................            372,312(6)               1.2%
Eddie Heng Teng Hua                                                               *
J. Craig Pepples                                                                  *
Bill Georgiou                                                                     *

Sarah Benecke                                                                     *
David F. Jones                                                                    *
Roderick Chalmers                                                                 *
Dr. Lynn Hazlett                                                                  *
James Watkins                                                                     *
All Directors, Director Nominees and Executive Officers as a
   Group (10 persons)...........................................         19,959,233(7)              62.5%

----------
*Less than 1%

(1) Each shareholder has sole voting power and sole dispositive power with respect to all shares beneficially owned by him unless otherwise indicated.

(2) Based upon 31,957,194 Common Shares outstanding at March 25, 2005. On April 1, 2005, the Company issued 2,896,241 Common Shares to shareholders of record as at March 4, 2005 pursuant to a one-for-ten bonus share issue approved by the Board on February 28, 2005. This bonus share issue is not included in the total number of outstanding Common Shares for the purposes of this Proxy Statement because it took place after the Record Date.

(3) Hung Lay Si Co. Ltd. is a company organized under the laws of the Cayman Islands. It is wholly owned by the Quan Gung 1986 Trust, a trust formed under the laws of the Island of Jersey. The trustee of the trust is Hill Street Trustees Limited, an Island of Jersey limited liability company whose shares are wholly owned by Mourant Limited which is an Island of Jersey limited liability company that provides trust administration services. Hill Street Trustees Limited is the sole beneficial owner of the Hung Lay Si Co. Ltd. shares under applicable Securities and Exchange Commission ("SEC") regulations.

      The Quan Gung 1986 Trust (through Hung Lay Si Co. Ltd., its wholly owned subsidiary) beneficially owns 2,605,082 Common Shares, or approximately 8.2% of the Company's Common Shares as at the Record Date, and may also be deemed to be the beneficial owner of approximately 61.0% of the Company's Common Shares as at the Record Date (see Note (4) below). The Quan Gung 1986 Trust was formed under the laws of the Island of Jersey. Counsel to the trustee has informed us that, by virtue of the terms of the Trust and the laws of the Island of Jersey, the trustee cannot make disclosure of the names of the beneficiaries or settlor of the Trust in breach of the obligations placed on it and in accordance with its duties of confidentiality. Accordingly, you may never know the identity of the beneficiaries or settlors of the Quan Gung 1986 Trust.

(4) Pursuant to a Sale Agreement by and among Merle A. Hinrichs, Hung Lay Si Co. Ltd. and Hill Street Trustees Limited, dated November 27, 2003 (the "Sale Agreement"), Hung Lay Si Co. Ltd. has a right of first refusal in respect of 19,442,889 Common Shares, or 61.0% of the Company's outstanding Common Stock as at the Record Date, 15,033,846 of which were sold by it to Mr. Hinrichs on November 27, 2003. Pending payment by Mr. Hinrichs of the purchase price for the shares to Hung Lay Si Co. Ltd. as set forth under "Change in Control" below, Hung Lay Si Co. Ltd. has a security interest in the Common Shares purchased from it by Mr. Hinrichs and the other Common Shares owned by Mr. Hinrichs. See "Change in Control" below. In addition, Mr. Hinrichs is also required to pay to Hung Lay Si Co. Ltd. 50% of any cash dividend payments made on any of the Common Stock purchased from Hung Lay Si Co. Ltd., to the extent those shares are pledged to Hung Lay Si Co. Ltd. to secure Mr. Hinrichs' obligation to pay the purchase price. Additionally, Mr. Hinrichs is required to obtain the prior written consent of Hung Lay Si Co. Ltd. prior to selling any of the Common Shares in which Hung Lay Si Co. Ltd. has a security interest, which consent may only be withheld if Hung Lay Si Co. Ltd. reasonably believes that its security interest is jeopardized by such sale. Hung Lay Si Co. Ltd. may be deemed to be the beneficial owner of the 19,442,889 shares in which it has a right of first refusal and a security interest under Securities and Exchange Commission rules.

(5) Appleby Trust (Bermuda) Ltd. ("Appleby") is a trust organized under the laws of Bermuda and until its name change in October 2004, was called Harrington Trust Ltd. It is wholly-owned by the partners of one of Bermuda's largest law firms, Appleby Spurling Hunter. Appleby is the trustee of the Global Sources Employee Equity Compensation Trust (the "Trust"). Appleby administers the monies and other assets of the Trust. By virtue of its position as trustee of the Trust, Appleby has the power to vote and dispose of the Company's shares owned by the Trust.

(6) Mr. Jeffrey J. Steiner is the sole manager of The Steiner Group LLC, and as such may be deemed to beneficially own the same Common Shares owned directly or beneficially by The Steiner Group LLC. Mr. Steiner disclaims beneficial ownership of shares owned by The Steiner Group LLC, the Jeffrey Steiner Family Trust and shares owned by him as custodian for his children. The Steiner Group LLC is a Delaware limited liability company. The members are Jeffrey J. Steiner (with a 20% membership interest) and the Jeffrey Steiner Family Trust (with an 80% membership interest). The Jeffrey Steiner Family Trust is a trust created for the benefit of the issue of Jeffrey J. Steiner.

(7) Includes (a) 8,730 Common Shares held by Ron Koyich, Ms. Benecke's spouse, of which Ms. Benecke disclaims beneficial ownership, and (b) 372,312 Common Shares owned directly or beneficially by The Steiner Group LLC. Mr. Jeffrey J. Steiner, a Director of the Company, is the sole manager of The Steiner Group LLC, and as such may be deemed to beneficially own the Common Shares owned directly or beneficially by The Steiner Group LLC. Mr. Steiner disclaims beneficial ownership of shares owned by

      The Steiner Group LLC, the Jeffrey Steiner Family Trust and shares owned by him as custodian for his children. The Steiner Group LLC is a Delaware limited liability company. The members are Jeffrey J. Steiner (with a 20% membership interest) and the Jeffrey Steiner Family Trust (with an 80% membership interest). The Jeffrey Steiner Family Trust is a trust created for the benefit of the issue of Jeffrey J. Steiner.

      A change in control of the Company occurred on November 27, 2003. On that date, Mr. Hinrichs purchased 15,033,846 Common Shares from Hung Lay Si Co. Ltd. After giving effect to this purchase, Mr. Hinrichs owned approximately 67.2% of the Common Shares outstanding on the date of purchase. As consideration for the purchase of the Common Shares, Mr. Hinrichs has agreed to pay to Hung Lay Si Co. Ltd. $109,337,056, payable on the earliest of (i) November 27, 2013, (ii) the date of Mr. Hinrichs' death and (iii) the day before the date on which Mr. Hinrichs becomes subject to proceedings under any bankruptcy or insolvency laws applicable to him. Mr. Hinrichs also has the right to prepay such amount at any time. Pending payment of such amount, Hung Lay Si Co. Ltd. will have a security interest in the Common Shares purchased from it by Mr. Hinrichs.

                                 PROPOSAL NO. 1

                    ELECTION OF DIRECTOR ELIGIBLE BY ROTATION

      Pursuant to the Company's Bye-Laws, one-third of the Directors shall retire from office each year by rotation, with those who have been longest in office retiring first. Those persons who became or were last appointed Directors on the same day as those retiring shall be determined by lot or by agreement. Mr. Jones and Dr. Hazlett are retiring at this year's Annual General Meeting. Mr. Jones has been nominated to be re-elected to the Board and Dr. Hazlett is retiring from the Board for personal reasons. Management has no reason to believe that Mr Jones will be unable or unwilling to serve as a Director, if elected. Should Mr Jones not be a candidate at the time of the Annual General Meeting (a situation that is not now anticipated), proxies may be voted for a substitute nominee, selected by the Board.

      Unless authority is specifically withheld, proxies will be voted for the election of the nominee named below to serve for a three-year term and until his successor has been duly elected and has qualified. Directors shall be elected by a majority of the votes cast, in person or by proxy, at the Annual General Meeting. The remaining Directors will continue to serve until they are retired by rotation at the 2006 Annual General Meeting of Shareholders of the Company and the 2007 Annual General Meeting of Shareholders of the Company.

    Certain biographical information concerning Mr. Jones is set forth below:

                                                               FIRST YEAR BECAME
NAME                                                              A DIRECTOR
----                                                              ----------

David F. Jones.........................................              2000

      MR. JONES has been a Director of the Company since April 2000. Mr. Jones was an executive at MacQuarie Direct Investment, a venture capital firm in Sydney, Australia from 1994 to August 1999. He founded and ran UBS Capital in Australia from July 1999 to September 2002. He is currently a director of the following companies: Castle Harlan Australian Mezzanine Partners Pty. Limited, an Australian buyout firm; Otowa Pty Ltd.; Sheridan Australia Pty Ltd., Austar United Ltd., New Price Retail and Penrice Soda Products Pty Ltd. Mr. Jones serves on the compensation committees of Sheridan Australia Pty Ltd., Austar United Ltd. and New Price Retail, and serves on the audit committee of Austar United Ltd. Mr. Jones has an MBA from Harvard Business School and is a mechanical engineering graduate from the University of Melbourne.

      The names and certain biographical information of the Directors whose terms expire at the 2006 and 2007 Annual General Meeting of Shareholders of the Company are set forth below:

                                                   FIRST YEAR BECAME   YEAR TERM
NAME                                                   A DIRECTOR       EXPIRES
----                                                   ----------       -------
Merle A. Hinrichs.............................            2000           2006
Roderick Chalmers.............................            2000           2006
Jeffrey J. Steiner............................            1999           2006
Eddie Teng Heng Hua...........................            2000           2007
Sarah Benecke.................................            2000           2007

      MR. HINRICHS has been a Director of the Company since April 2000 and is currently its Chairman and Chief Executive Officer. A co-founder of the business, he was the principal executive officer of Trade Media Holdings Ltd., a Cayman Islands corporation wholly-owned by the Company ("Trade Media") from 1971 through 1993 and resumed that position in September 1999. From 1994 to August 1999, Mr. Hinrichs was chairman of the ASM Group, which included Trade Media. Mr. Hinrichs is a director of Trade Media and has also been the Chairman of the Board of Trade Media. Mr. Hinrichs graduated from the University of Nebraska and Thunderbird, the American Graduate School of International Management ("Thunderbird"). Mr. Hinrichs is a co-founder and former chairman of the Society of Hong Kong Publishers. He is a member of the board of trustees of Thunderbird and is a board member of the Economic Strategy Institute.

      MR. CHALMERS has been a Director of the Company since October 2000. He has been the Chairman of the Board of Directors of the Bank of Valetta, Malta Banking since 2004. He was chairman, Asia-Pacific, of PricewaterhouseCoopers ("PwC") and a member of PwC's Global Management Board from 1998 until his retirement in July 2000. He is a 30-year veteran with PwC merger partner Coopers & Lybrand with specialist experience in the securities industry. He has at various times been a non-executive director of the Hong Kong SAR Securities and Futures Commission, a member of the Takeovers and Mergers Panel, and chairman of the Working Group on Financial Disclosure. He is a director of Gasan Group Limited (Malta) and of Gasan Mamo Insurance Co. Ltd. (Malta).

      MR. STEINER has been a Director of the Company since November 1999. Mr. Steiner also has been a director of The Fairchild Corporation ("Fairchild") since 1985. He has been the chairman of the board and chief executive officer of Fairchild since December 1985. Mr. Steiner was president of Fairchild from July 1991 to September 1998.

      In 2003, Mr. Jeffrey Steiner was convicted in France on a charge of unjustified use (in 1990) of the corporate funds of Elf Acquitaine, which is a criminal offense in France. Mr. Steiner was given a suspended sentence of one year and ordered to pay a fine of (euro)500,000 by the French court. The French court has since ordered that (euro)259,000 of the (euro)500,000 fine assessed against Mr. Steiner be withdrawn from a part of the surety (caution) previously deposited by Fairchild in the court.

      In November 2004, Mr. Jeffrey Steiner was named in NOTO V. STEINER, ET AL., and BARBONEL V. STEINER, ET AL., in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware. The plaintiffs in these actions are shareholders of Fairchild and purport to bring actions derivatively on behalf of Fairchild, claiming, among other things, that Fairchild executive officers have received excessive pay and perquisites in violation of fiduciary duties to Fairchild. The complaints name Mr. Steiner, as well as all of Fairchild's directors, as defendants.

      MR. HENG has been the Chief Financial Officer (previously entitled vice president of finance) since April 1994 and has been a Director of the Company since April 2000. He joined the Company in August 1993 as deputy to the vice president of finance. He received an MBA from Shiller International University in London in 1993, is a Singapore Certified Public Accountant, a member of the Institute of Certified Public Accountants, Singapore, and a Fellow Member of The Association of Chartered Certified Accountants in the United Kingdom. Prior to joining us, he was the regional financial controller of Hitachi Data Systems, a joint venture between Hitachi and General Motors.

      MS. BENECKE has been a Director of the Company since April 2000, and, since 1993, has been a director of Trade Media. Ms. Benecke was the Company's principal executive officer from January 1994 through August 1999. She joined the Company in May 1980 and served in numerous positions, including publisher from 1988 to December 1992 and chief operating officer in 1993. Since September 1999, Ms. Benecke has been a consultant to Publishers Representatives, Ltd. (Hong Kong), a subsidiary of the Company. Ms. Benecke is also a director of Hintak Ltd. (Hong Kong). She graduated with a B.A. from the University of New South Wales, Australia.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MR. DAVID F. JONES.

                                 PROPOSAL NO. 2

                        RE-ELECTION OF MR. JAMES WATKINS

      On February 28, 2005, Mr. James Watkins was appointed to the Board of Directors as a Casual Director pursuant to the Board's authority to fill casual vacancies on the Board, which authority was granted at last year's annual general meeting. Mr. Watkins is retiring at this year's Annual General Meeting, and has been nominated to be re-elected to the Board. Management has no reason to believe that Mr. Watkins will be unable or unwilling to serve as a Director, if elected. Should Mr. Watkins not be a candidate at the time of the Annual General Meeting (a situation that is not now anticipated), proxies may be voted for a substitute nominee, selected by the Board.

      Unless authority is specifically withheld, proxies will be voted for the election of Mr. Watkins to serve for a three-year term and until his successor has been duly elected and has qualified. As with the other Directors eligible for re-election, Mr. Watkins shall be elected by a majority of the votes cast, in person or by proxy, at the Annual General Meeting.

                                                               FIRST YEAR BECAME
NAME                                                               A DIRECTOR
----                                                               ----------
James Watkins........................................                 2005

      MR. WATKINS was appointed as a Director on February 28, 2005. Mr. Watkins was a Director and Group General Counsel of the Jardine Matheson Group in Hong Kong from 1997 until 2003. He was Group Legal Director of Schroeders plc in 1996-1997 and of Trafalgar House plc from 1994-1996. He was previously a partner and solicitor in the London and Hong Kong offices of Linklaters from 1975 to 1994. He currently is a non-executive Director of Mandarin Oriental International Ltd., Jardine Cycle & Carriage Ltd., MCL Land Ltd. and Advanced Semiconductor Manufacturing Corporation Ltd. and is a member of the Audit Committees of Jardine Cycle & Carriage Ltd. and MCL Land Ltd. and the Chairman of the Audit Committee of Advanced Semiconductor Manufacturing Corporation Ltd. Mr Watkins has a law degree from the University of Leeds (First Class Hons.). If his appointment is confirmed at the Annual General Meeting, his regular term as director will expire in 2008.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MR. JAMES WATKINS.

COMMITTEES OF THE BOARD

      The Company has a separately-designated standing audit committee (the "Audit Committee") established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The members of the Audit Committee are David Jones, Roderick Chalmers and Lynn Hazlett. The Board has determined that Mr. Chalmers is an "audit committee financial expert" under Item 401(h)(2) of Regulation S-K. None of the Audit Committee members is an "affiliate" of the Company.

      The Audit Committee's charter, a copy of which was attached as ANNEX A to the Company's Proxy Statement for the 2003 annual general meeting, filed on May 5, 2004, provides that the Audit Committee shall consist of at least three members, all of whom shall, in the opinion of the Board, be "independent" in accordance with the requirements of the SEC and Nasdaq. Members of the Audit Committee shall be considered independent if they have no relationship to the Company which, in the opinion of the Board of Directors, would interfere with the exercise of his or her judgment independent of the Company's management.

      The primary functions of the Audit Committee consist of:

      a. Ensuring that the affairs of the Company are subject to effective internal and external independent audits and control procedures;
      b. Approving the selection of internal and external independent auditors annually,
      c.    Reviewing all Forms 20-F, prior to their filing with the SEC.
      d. Conducting appropriate reviews of all related party transactions for potential conflict of interest situations on an ongoing basis and approving such transactions, if appropriate.

      The Audit Committee held four meetings in the fiscal year ended December 31, 2004.

      The Board has also established an executive committee, and Merle Hinrichs and Eddie Heng serve as members thereof. The executive committee acts for the entire Board between Board meetings.

BOARD MEETINGS

      The Board held a total of four meetings during the fiscal year ended December 31, 2004. None of the incumbent Directors attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees of the Board on which (s)he served.

                                   MANAGEMENT

EXECUTIVE OFFICERS OF THE COMPANY

      The names, positions and certain biographical information of the executive officers of the Company who are not Directors are set forth below.

NAME                                                           POSITION
----                                                           --------
J. Craig Pepples................................       Chief Operating Officer
Bill Georgiou...................................       Chief Information Officer

      MR. PEPPLES has been our Chief Operating Officer since June 1999 and is responsible for our worldwide operations, including interactive media, corporate marketing, community development, information services, human resources and finance. Mr. Pepples joined Trade Media in October 1986 in an editorial capacity, managed Trade Media's sales in China from 1989 to 1992, and served as country manager for China from 1992 to June 1999. Mr. Pepples graduated with a B.A. in Linguistics from Yale University.

      MR. GEORGIOU was appointed our Chief Information Officer (previously Chief Technology Officer) in January 2001. Mr. Georgiou has had over 20 years' experience in information technology, most recently as a consultant with 3Com Technologies during 2000 and as IT Director with Park N'Shop (HK) Ltd., a subsidiary company of A.S. Watson from 1999 to 2000. He received his B.Ec. (Honours degree) and M.B.A. from the University of Adelaide.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      For the year ended December 31, 2004, the Company and its subsidiaries provided its nine Directors and executive officers as a group aggregate remuneration, pension contributions, allowances and other benefits of approximately $2,483,057, including the non-cash compensation of $192,143 associated with the share award and equity compensation plans. Of that amount, $150,000 was paid under a performance based, long-term discretionary bonus plan which the Company implemented in 1989 for members of its senior management. Under the plan, members of senior management may, at the discretion of the Company, receive a long-term discretionary bonus payment. The awards, which are payable in either five or ten years time, are paid to a member of senior management if his or her performance is satisfactory to the Company. There are four current members of senior management and three former members of senior management who may receive payments on maturity.

      In 2004, the Company and its subsidiaries incurred $29,173 in costs to provide pension, retirement or similar benefits to their respective officers and Directors pursuant to the Company's retirement plan and pension plan.

EMPLOYMENT AGREEMENTS

      We have employment agreements with Merle A. Hinrichs under which he serves as the chairman and chief executive officer of the Company and President of one of its subsidiaries. The agreements contain covenants restricting Mr. Hinrichs' ability to compete with us during his term of employment and preventing him from disclosing any confidential information during the term of his employment agreement and for a period of three years after the termination of his employment agreement. In addition, the Company retains the rights to all trademarks and copyrights acquired and any inventions or discoveries made or discovered by Mr. Hinrichs in the course of his employment. Upon a change of control, if Mr. Hinrichs is placed in a position of lesser stature than that of a senior executive officer, a significant change in the nature or scope of his duties is effected, Mr. Hinrichs ceases to be a member of the Board or there is a breach of those sections of his employment agreements relating to compensation, reimbursement, title and duties or termination, each of the Company and the subsidiary shall pay Mr. Hinrichs a lump sum cash payment equal to five times the sum of his base salary prior to the change of control and the bonus paid to him in the year preceding the change of control. The agreements may be terminated by either party by giving six months' notice.

      We have employment agreements with each of our executive officers. Each employment agreement contains a non-competition provision, preventing the employee from undertaking or becoming involved in any business activity or venture during the term of employment without notice to us and our approval. The employee must keep all of our proprietary and private information confidential during the term of employment and for a period of three years after the termination of the agreement. We can assign the employee to work for another company if the employee's duties remain similar. In addition, we retain the rights to all trademarks and copyrights acquired and any inventions or discoveries made or discovered by the employee during the employee's term of employment. Each employment agreement contains a six-months' notice provision for termination, and does not have a set term of employment. Bonus provisions are determined on an individual basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Until November 27, 2003, Hung Lay Si Co. Ltd. was the Company's controlling shareholder. However, a change in control of the Company occurred on November 27, 2003. On that date, Mr. Hinrichs purchased 15,033,846 Common Shares from Hung Lay Si Co. Ltd. After giving effect to this purchase, Mr. Hinrichs owned approximately 67.2% of the outstanding Common Shares as at November 27, 2003. As consideration for the purchase of the Common Shares, Mr. Hinrichs has agreed to pay to Hung Lay Si Co. Ltd. $109,337,056, payable on the earliest of
(i) November 27, 2013, (ii) the date of Mr. Hinrichs' death, and (iii) the day before the date on which Mr. Hinrichs becomes subject to proceedings under any bankruptcy or insolvency laws applicable to him. Mr. Hinrichs also has the right to prepay such amount at any time.

      In 2004, the Company fully repaid the $11,404,000 in net obligations due to Hung Lay Si Co. Ltd. as a result of the transfer of intangibles in connection with our re-incorporation in the Cayman Islands in 1983 and allocations of operating expenses incurred prior to the year 2000, and there were therefore no amounts due or owing to Hung Lay Si Co. Ltd. as at December 31, 2004.

      We lease approximately 90,327 square feet of our office facilities from our former affiliated companies under cancelable and non-cancelable operating leases and incur building maintenance services fees to those former affiliated companies. We incurred rental, building services expenses and reimbursement of membership fees for use of club memberships of $747,553 during the year ended December 31, 2004. We also receive legal, treasury management consultancy services and investment consultancy services from our former affiliated companies. The expenses incurred for these services during the year ended December 31, 2004 totaled $264,500.

      For further information on these transactions, see notes to our audited consolidated financial statements enclosed herewith.

      Our management believes these transactions are commercially reasonable in the jurisdictions where it operates.

                                 PROPOSAL NO. 3

                  FIXING BOARD SIZE AND TREATMENT OF VACANCIES

      Pursuant to Bye-Law 89 of the Company's Bye-Laws, the Company shall determine the minimum and maximum number of Directors at the Annual General Meeting of Shareholders.

CHANGE OF SIZE OF THE BOARD

      The Company's Bye-Laws currently provide for a minimum of two (2) Directors on the Board of Directors. In October 2000, the Company's shareholders established the maximum size of the Board at nine (9) members. In each of the last four years, the shareholders voted to maintain the number of Directors constituting the Board at nine (9) Directors. This proposal would continue to maintain the number of Directors constituting the entire Board of the Company at nine (9) Directors.

      The Company believes that having nine (9) Directors is necessary for the Company to comply with the Nasdaq Stock Market requirements that a listed company maintain a certain number of independent directors on its Board and certain of its committees, while retaining as Directors officers and members of the Company's management who are familiar with the Company. Since the Annual General Meeting in October 2000, where the shareholders agreed to permit the Board to fill casual vacancies, the shareholders have continued to give the Board the authority to appoint additional Directors without a vote of shareholders.

AUTHORIZATION OF DIRECTORS TO FILL CASUAL VACANCIES

      At the Annual General Meeting in October 2000, the shareholders approved a proposal to allow casual vacancies on the Board to be filled by the Board. This proposal was again approved in each of the last four years. This proposal would allow the remaining vacant directorships to be casual vacancies and would authorize the Board to fill those vacancies as and when it deems fit.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO FIX THE NUMBER OF DIRECTORS AT NINE (9) DIRECTORS, TO DECLARE THAT ANY REMAINING VACANCIES BE CASUAL VACANCIES AND TO AUTHORIZE THE BOARD TO FILL ANY SUCH CASUAL VACANCIES.

                                 PROPOSAL NO. 4

                       APPOINTMENT OF INDEPENDENT AUDITORS

      Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted FOR the appointment of Ernst & Young as the independent auditors of the Company to hold office until the close of the next annual general meeting at a remuneration to be negotiated by management and approved by the Audit Committee. A representative of that firm, which served as the Company's independent auditors during the year preceding the Annual General Meeting, is expected to be present at the Annual General Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions. Ernst & Young has advised the Company that it does not have any direct or indirect financial interest in the Company, nor has such firm had any such interest in connection with the Company during the past fiscal year other than in its capacity as the Company's independent auditors.

AUDIT FEES

      Audit fees billed to the Company by Ernst & Young for the fiscal years ended December 31, 2003 and December 31, 2004, for review of the Company's annual financial statements, review of the Company's quarterly financial statements filed with the SEC and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years, totaled approximately $203,790 and $226,716, respectively.

AUDIT-RELATED FEES

      There were no audit-related fees billed to the Company by Ernst & Young for the fiscal years ended December 31, 2003 and December 31, 2004 for assurance and related services by Ernst & Young.

TAX FEES

      Tax fees to the Company for the fiscal year ended December 31, 2003, for tax compliance, tax advice and tax planning, totaled approximately $3,000 and consisted of preparation of tax returns and filing fees for a subsidiary. Tax fees to the Company for the fiscal year ended December 31, 2004, for tax compliance, tax advice and tax planning, totaled approximately $1,500 and consisted of preparation of tax returns and filing fees for a subsidiary.

ALL OTHER FEES

      Fees billed to the Company by Ernst & Young during the fiscal year ended December 31, 2003 and December 31, 2004, for products and services not included in the foregoing categories, totaled approximately $94,036 and $158,595, respectively. For the fiscal year ended December 31, 2003 such fees consisted mainly of cyber process certification for the Company's management's assertions on the computation of the number of community membership, security consultancy services for the review of network infrastructure, mail server review and outsourced information technology security management services and for the fiscal year ended December 31, 2004 such fees consisted mainly of cyber process certification for the Company's management's assertions on the computation of the number of community membership, outsourced information technology security management services, due diligence for a proposed investment and review of tax status.

      The audit committee has approved 100% of the services described above under Tax Fees and All Other Fees.

RECOMMENDATION

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS UNTIL THE NEXT ANNUAL GENERAL MEETING.

                             SOLICITATION STATEMENT

      The Company shall bear all expenses in connection with the solicitation of proxies. In addition to the use of the mails, solicitations may be made by the Company's regular employees, by telephone, telegraph or personal contact, without additional compensation. The Company shall, upon their request, reimburse brokerage houses and persons holding Common Shares in the names of their nominees for their reasonable expenses in sending solicited material to their principals.

                                  OTHER MATTERS

      There is no business other than that described above to be presented for action by the shareholders at the Annual General Meeting.

                              SHAREHOLDER PROPOSALS

      In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of shareholders of the Company, shareholder proposals for such meeting must be submitted to the Company no later than December 9, 2005. Shareholder proposals may only be submitted by shareholders or nominee holders that hold of record at least 1% of the Company's Common Shares entitled to vote on such matter.

                          AUDITED FINANCIAL STATEMENTS

      The Company has sent, or is concurrently sending, all of its shareholders of record as of the Record Date a copy of its audited financial statements for the fiscal year ended December 31, 2004.

                                                        By Order of the Company,


                                                        Nguyen Thuy-chi
                                                        SECRETARY

Dated: April 8, 2005
Hamilton, Bermuda

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE   Please
UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THIS       Mark Here
PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.                    for Address  |_|
                                                                Change or
                                                                Comments
                                                                SEE REVERSE SIDE

(I) TO CONVENE THE ANNUAL GENERAL MEETING ("AGM") OF THE COMPANY AT THE RITZ CARLTON, HONG KONG, CHATER ROOM II, FUNCTION ROOM LEVEL B1, 3 CONNAUGHT ROAD, CENTRAL, HONG KONG, S.A.R., PEOPLE'S REPUBLIC OF CHINA ON MONDAY, MAY 9, 2005 AT 11:00 A.M., LOCAL TIME, FOR THE FOLLOWING PURPOSES:

1. To re-elect Mr. David F. Jones to the Board of Directors (the "Board"), who is retiring by rotation and, being eligible, offering himself for re-election;

                   FOR NOMINEE         WITHHOLD FROM NOMINEE
                       |_|                      |_|

2. To re-elect Mr. James Watkins, a Casual Director, who was appointed on February 28, 2005, to serve as a member of the Board;

                   FOR NOMINEE         WITHHOLD FROM NOMINEE
                       |_|                      |_|

3. To fix the number of Directors that comprise the whole Board at nine (9) persons, declare any vacancies on the Board to be casual vacancies and authorize the Board to fill these vacancies on the Board as and when it deems fit; and

                       FOR           AGAINST        ABSTAIN
                       |_|             |_|            |_|

4. To re-appoint Ernst & Young as the Company's independent auditors until the next annual general meeting.

                       FOR           AGAINST        ABSTAIN
                       |_|             |_|            |_|

Dated: ___________________________________________________________________, 2005

________________________________________________________________________________
                                    Signature

________________________________________________________________________________
                            Signature if held jointly

NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.

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

                              GLOBAL SOURCES LTD.

                PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                  MAY 9, 2005

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Global Sources Ltd., a Bermuda corporation, does hereby constitute and appoint Sarah Benecke, Sim Shih Lieh Adrian and Nguyen Thuy-chi and each of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name, place and stead of the undersigned, to vote all Common Shares of Global Sources Ltd. which the undersigned would be entitled to vote if personally present at the 2005 Annual General Meeting of Shareholders of Global Sources Ltd. to be held at at The Ritz Carlton, Hong Kong, Chater Room II, Function Room Level B1, 3 Connaught Road, Central, Hong Kong, S.A.R. China, on Monday, May 9, 2005 at 11:00 a.m., local time, or at any adjournment or adjournments thereof.

      The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual General Meeting and Proxy Statement, both dated April 8, 2005, and a copy of the Company's audited financial statements for the fiscal year ended December 31, 2004.

                    (To Be Dated And Signed On Reverse Side)

________________________________________________________________________________
    Address Change/Comments (Mark the corresponding box on the reverse side)
________________________________________________________________________________



________________________________________________________________________________


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